Arteris Announces Financial Results for the Third Quarter and Estimated Fourth Quarter and Updated Full Year 2026 Guidance
CAMPBELL, Calif. - November 5, 2026 - Arteris, Inc. (Nasdaq: AIP), a leading provider of semiconductor technology for accelerating innovation in the AI era, today announced financial results for the third quarter ended September 30, 2026 and provided estimated fourth quarter and updated full year 2026 guidance.
“In the third quarter, Arteris delivered another set of record results, including Annual Contract Value plus royalties of $103.8 million, up 39% year-over-year, and record revenue of $25.8 million, representing an increase of 48%, along with new highs in royalties and Remaining Performance Obligations,” said K. Charles Janac, President and Chief Executive Officer of Arteris. “Customer design activity remained strong, driven by continued innovation in AI infrastructure, edge computing, and physical AI applications. Notably, one-third of our license wins by dollar value came from top 30 global technology companies, while increasing adoption of multiple products across our portfolio reflects the growing complexity of semiconductor designs and the expanding value of our solutions. During the quarter, we also surpassed the milestone of 1,000 confirmed design starts since inception, underscoring the confidence customers place in our technology and global support capabilities. As the demand for increasingly sophisticated, high-performance, power-efficient, safe, and secure silicon continues to grow, we believe Arteris remains well positioned to help customers accelerate innovation and bring their next-generation products to market,” concluded Janac.
Third Quarter 2026 Financial Highlights:
•Revenue of $25.8 million, up 48% year-over-year
•Trailing-twelve-months variable royalties of $9.4 million, up 71% year-over-year
•Annual Contract Value (ACV) plus royalties of $103.8 million, up 39% year-over-year
•Remaining Performance Obligation (RPO) of $135.5 million, up 29% year-over-year
•Operating loss of $11.3 million, compared to an operating loss of $8.7 million in the third quarter of 2025
•Non-GAAP operating loss of $1.2 million, compared to a Non-GAAP operating loss of $3.5 million in the third quarter of 2025
•Net loss of $11.2 million or $0.23 per share
•Non-GAAP net loss of $1.1 million or $0.02 per share
Third Quarter 2026 Business Highlights:
•Strong license activity in the third quarter, supported by integration of data center, edge, and physical AI computing across all market verticals. Increases in customers shifting to multi-product orders, supporting the ever-growing complexity of semiconductor innovation;
•Surpassed 1,000 confirmed design starts since inception. Arteris has supported innovation from the smartphone inflection to today’s deployments in sophisticated infrastructure AI, intelligent edge devices, and physical AI;
•Expanded our chiplet and multi-die solution. FlexGen Multi-Die and Ncore Multi-Die products support chiplet architectures for agentic AI workflows, HPC, data center, cloud infrastructure, physical AI, and more;
•Major license deals with a top US hyperscaler and two market-leading semiconductor companies, expanding their existing use of Arteris technology to accelerate development of chips and chiplets;
•Major license deal with a leading automotive OEM, expanding its use of Arteris technology for successive generations of their in-house advanced chip designs; and
•Announced the expansion of semiconductor cybersecurity third-party IP security assurance through the Trusted and Assured Microelectronics program, in collaboration with BAE Systems and SiFive.

Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP net loss, Non-GAAP net loss per share, and free cash flow are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.
Estimated Fourth Quarter and Updated Full Year 2026 Guidance:

	Q4 2026	FY 2026
(in millions)
ACV + royalties	$103.0 - $107.0	$103.0 - $107.0
Revenue	$25.7 - $26.7	$98.5 - $99.5
Non-GAAP operating (loss) income	$(0.9) - $1.1	$(9.2) - $(7.2)
Free cash flow	*	$5.0 - $9.0
*As previously mentioned during the first quarter 2026 earnings call, we no longer provide quarterly free cash flow guidance.
The guidance provided above are forward-looking statements and reflects Arteris' expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.
A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.

Definitions of the other business metrics used in this press release including ACV, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Conference Call
Arteris will host a conference call today on November 5, 2026 to review its third quarter 2026 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	1-800-717-1738
International Toll:	1-646-307-1865
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of Arteris' website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris is a leading provider of semiconductor technology that accelerates the creation of high-performance, power-efficient silicon with built-in safety, reliability, and security. Innovative Arteris products are designed to optimize data movement and help ease complexity in the modern AI era with network-on-chip (NoC) interconnect intellectual property (IP), system-on-chip (SoC) software for integration automation and hardware security assurance. All are used by the world’s top technology companies to improve overall performance and engineering productivity, reduce risk, lower costs, and bring cutting-edge designs to market faster. Learn more at arteris.com.
© 2004-2026 Arteris, Inc. All rights reserved worldwide. Arteris, Arteris IP, the Arteris IP logo, and the other Arteris marks found at https://www.arteris.com/trademarks are trademarks or registered trademarks of Arteris, Inc. or its subsidiaries. All other trademarks are the property of their respective owners.

Investor Contacts:
Arteris
Saurabh Sinha
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations, LLC
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding market trends and whether we are well positioned to serve our customers accelerate innovation and bring their next-generation products to market, our long-term growth opportunity and future financial and operating performance, including our GAAP and Non-GAAP estimated fourth quarter and updated full year 2026 guidance. The words such as "may," "will," "could," "should", "anticipate", "plan", "intend", "continue", "expect," "approximately," "believe," "estimate," "future," "guidance," "outlook," and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; the amount of our future revenue recognition as it relates to our RPO as of September 30, 2026; whether semiconductor companies in the aerospace and defense market, automotive market, communications market, consumer electronics market, enterprise computing market, and industrial market incorporate our solutions into their end products and the growth and economic stability of these end markets; demand for, and the pace of adoption of, AI computing and chiplet and multi-die architectures, including our FlexGen Multi-Die and Ncore Multi-Die products; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, our customers and their end product markets including, but not limited to, the imposition of tariffs in markets where we operate; the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine as well as the conflicts in the Middle East; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China, including as a result of changes to trade relations between the United States and China; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 to be filed with the Securities and Exchange Commission (SEC) on November 5, 2026. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended September 30, 2026 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Licensing, support and maintenance	$22,368	$15,896	$62,464	$46,319
Variable royalties	2,294	1,505	6,900	4,074
Professional services and other	1,112	7	3,480	49
Total revenue	25,774	17,408	72,844	50,442
Cost of revenue	3,451	1,766	10,308	5,034
Gross profit	22,323	15,642	62,536	45,408
Operating expenses:
Research and development	16,434	12,648	47,653	36,681
Sales and marketing	9,787	6,850	27,703	19,714
General and administrative	7,297	4,858	18,784	13,683
Acquisition-related costs	121	—	2,920	—
Total operating expenses	33,639	24,356	97,060	70,078
Loss from operations	(11,316)	(8,714)	(34,524)	(24,670)
Interest expense	(85)	(49)	(153)	(139)
Other income (expense), net	1,092	636	2,332	2,140
Loss before income taxes and loss from equity method investment	(10,309)	(8,127)	(32,345)	(22,669)
Loss from equity method investment, net of tax	—	484	2,989	2,079
Loss before income taxes	(10,309)	(8,611)	(35,334)	(24,748)
Provision for (benefit from) income taxes	845	380	(2,156)	1,494
Net loss	$(11,154)	$(8,991)	$(33,178)	$(26,242)

Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.21)	$(0.70)	$(0.63)
Weighted-average shares used in computing per share amounts, basic and diluted	49,384,114	42,743,518	47,415,840	41,812,256

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	As of
	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$71,014	$33,901
Short-term investments	33,169	20,698
Accounts receivable, net of allowance of $73 as of both September 30, 2026 and December 31, 2025	20,959	19,183
Prepaid expenses and other current assets	9,036	8,608
Total current assets	134,178	82,390
Property and equipment, net	6,946	3,872
Long-term investments	16,114	4,946
Equity method investment	—	2,989
Operating lease right-of-use assets	4,634	3,919
Intangibles, net	17,986	2,168
Goodwill	35,156	4,178
Other assets	12,917	10,569
TOTAL ASSETS	$227,931	$115,031
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,490	$340
Accrued expenses and other current liabilities	31,187	19,094
Operating lease liabilities, current	1,501	1,233
Deferred revenue, current	63,524	51,367
Vendor financing arrangements, current	2,031	1,166
Total current liabilities	99,733	73,200
Deferred revenue, noncurrent	48,527	43,974
Operating lease liabilities, noncurrent	3,386	3,116
Vendor financing arrangements, noncurrent	2,256	452
Deferred income, noncurrent	5,570	6,452
Other liabilities	2,595	2,469
Total liabilities	162,067	129,663
Stockholders' equity (deficit):
Preferred stock, par value of $0.001 - 10,000,000 shares authorized and no shares issued and outstanding as of both September 30, 2026 and December 31, 2025	—	—
Common stock, par value of $0.001 - 300,000,000 shares authorized as of both September 30, 2026 and December 31, 2025; 49,657,293 and 44,268,816 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	49	44
Additional paid-in capital	270,569	156,776
Accumulated other comprehensive income	55	179
Accumulated deficit	(204,809)	(171,631)
Total stockholders' equity (deficit)	65,864	(14,632)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$227,931	$115,031

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,178)	$(26,242)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,333	2,532
Stock-based compensation	21,044	13,765
Amortization of deferred income	(882)	(882)
Loss from equity method investment	2,989	2,079
Deferred income taxes	(4,103)	—
Net accretion of discounts on available-for-sale securities	(105)	(306)
Change in fair value of contingent consideration liability	2,058	—
Other, net	47	390
Changes in operating assets and liabilities:
Accounts receivable, net	(360)	4,128
Prepaid expenses and other assets	(3,085)	(3,740)
Accounts payable	116	(77)
Accrued expenses and other liabilities	(1,727)	1,666
Deferred revenue	13,250	10,250
Net cash provided by operating activities	397	3,563
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,265)	(1,254)
Purchases of available-for-sale securities	(44,223)	(25,308)
Proceeds from maturities of available-for-sale securities	20,465	25,515
Payments for business combination, net of cash acquired	(11,179)	—
Net cash used in investing activities	(36,202)	(1,047)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under vendor financing arrangements	(1,100)	(882)
Proceeds from exercise of stock options	1,241	1,523
Proceeds from employee stock purchase plan	644	535
Proceeds from issuance of common stock under the at-the-market offering, net of commissions and offering costs	72,037	—
Other financing activities	93	99
Net cash provided by financing activities	72,915	1,275
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	37,110	3,791
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	34,250	14,072
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$71,360	$17,863

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP gross profit" and "Non-GAAP gross margin" as GAAP gross profit and GAAP gross margin, respectively, adjusted for stock-based compensation expense included in cost of revenue and amortization of acquired intangible assets included in cost of revenue. We define “Non-GAAP loss from operations” as our GAAP loss from operations adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets and acquisition-related costs, which include advisory, legal, accounting, valuation, other professional or consulting fees, integration costs and changes in the fair value of the contingent consideration related to our acquisition of Cycuity. We define “Non-GAAP net loss” as our net loss adjusted to exclude stock-based compensation, amortization of acquired intangible assets and acquisition-related costs.
We define “Non-GAAP net loss per share attributable to common stockholders, basic and diluted”, as our Non-GAAP net loss divided by our GAAP weighted-average number of shares outstanding for the period on a basic or diluted basis, respectively. Management uses this non-GAAP measure to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP gross profit, Non-GAAP loss from operations and Non-GAAP net loss because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP gross profit, Non-GAAP loss from operations and Non-GAAP net loss provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash provided by (used in) our operations other than that used for investments in property and equipment.

Other Business Metrics
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties. We define ACV plus royalties as ACV plus the trailing-twelve-months variable royalties and other revenue.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including deferred revenue, billed and unbilled cancelable and non-cancelable contracted amounts.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Gross profit	$22,323	$15,642	$62,536	$45,408
Add:
Stock-based compensation expense included in cost of revenue	442	228	1,147	665
Amortization of acquired intangible assets (1)	50	50	150	150
Non-GAAP gross profit	$22,815	$15,920	$63,833	$46,223
Gross margin	87%	90%	86%	90%
Non-GAAP gross margin	89%	91%	88%	92%

Research and development	$16,434	$12,648	$47,653	$36,681
Stock-based compensation expense	(3,550)	(2,095)	(8,368)	(5,994)
Amortization of acquired intangible assets (1)	(367)	(110)	(1,054)	(330)
Non-GAAP research and development	$12,517	$10,443	$38,231	$30,357

Sales and marketing	$9,787	$6,850	$27,703	$19,714
Stock-based compensation expense	(1,916)	(1,335)	(4,967)	(3,352)
Amortization of acquired intangible assets (1)	(359)	(57)	(1,035)	(171)
Non-GAAP sales and marketing	$7,512	$5,458	$21,701	$16,191

General and administrative	$7,297	$4,858	$18,784	$13,683
Stock-based compensation expense	(3,278)	(1,298)	(6,562)	(3,754)
Non-GAAP general and administrative	$4,019	$3,560	$12,222	$9,929

Acquisition-related costs	$121	$—	$2,920	$—
Acquisition-related costs (2)	(121)	—	(2,920)	—
Non-GAAP acquisition-related costs	$—	$—	$—	$—

Total operating expenses	$33,639	$24,356	$97,060	$70,078
Stock-based compensation expense	(8,744)	(4,728)	(19,897)	(13,100)
Amortization of acquired intangible assets (1)	(726)	(167)	(2,089)	(501)
Acquisition-related costs (2)	(121)	—	(2,920)	—
Total Non-GAAP operating expenses	$24,048	$19,461	$72,154	$56,477

Loss from operations	$(11,316)	$(8,714)	$(34,524)	$(24,670)
Stock-based compensation expense	9,186	4,956	21,044	13,765
Amortization of acquired intangible assets (1)	776	217	2,239	651
Acquisition-related costs (2)	121	—	2,920	—
Non-GAAP loss from operations	$(1,233)	$(3,541)	$(8,321)	$(10,254)

Net loss	$(11,154)	$(8,991)	$(33,178)	$(26,242)
Stock-based compensation expense	9,186	4,956	21,044	13,765
Amortization of acquired intangible assets (1)	776	217	2,239	651
Acquisition-related costs (2)	121	—	2,920	—
Non-GAAP net loss (3)	$(1,071)	$(3,818)	$(6,975)	$(11,826)
(1) Represents the amortization expenses of our intangible assets attributable to our acquisitions.
(2) Includes advisory, legal, accounting, valuation, other professional or consulting fees and integration costs associated with the Cycuity acquisition. Acquisition-related costs also include change in the fair value of the contingent consideration related to our acquisition of Cycuity.
(3) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.21)	$(0.70)	$(0.63)
Per share impacts of adjustments to net loss (1)	$0.21	$0.12	$0.55	$0.35
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.09)	$(0.15)	$(0.28)

Weighted-average shares used in computing per share amounts, basic and diluted	49,384,114	42,743,518	47,415,840	41,812,256
(1) Reflects the aggregate adjustments made to reconcile Non-GAAP net loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.
Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Net cash (used in) provided by operating activities	$(1,751)	$3,187	$397	$3,563
Less:
Purchase of property and equipment	(375)	(716)	(1,265)	(1,254)
Free cash flow	$(2,126)	$2,471	$(868)	$2,309
Net cash used in investing activities	$(19,782)	$(1,631)	$(36,202)	$(1,047)
Net cash (used in) provided by financing activities	$(724)	$(180)	$72,915	$1,275